UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

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CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
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New Jersey	1-1550	04-1923360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (513) 784-8000

N/A
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.05.     Costs Associated With Exit or Disposal Activities.

Chiquita Brands International, Inc. (the “Company”) announced on November 29, 2011 that its Board of Directors has authorized on November 28, 2011 the relocation of the Company’s corporate headquarters from Cincinnati, Ohio to Charlotte, North Carolina.  The Company also announced that it will consolidate its corporate functions in Charlotte by transferring employees from other existing non-headquarters locations.  The relocation is expected to be complete by the end of 2012.

Total relocation costs are anticipated to be in the range of $30 to $35 million, including approximately $25 to $30 million in employee relocation and severance/outplacement benefits, with the remainder attributable primarily to transitional staffing and facility relocation costs.  The allocation between relocation benefits and severance/outplacement benefits will depend on employee choice. Substantially all of these costs are expected to be cash costs; one-time termination benefits will be expensed over the requisite service periods and paid when the employees have completed their required service, and the relocation, recruiting and other costs will be expensed and paid as incurred.

The Company expects to benefit, over a ten-year period, from local, county and state incentives anticipated to total approximately $24 million, plus annualized operating cost savings of approximately $4 million.  The Company will provide updated information regarding the estimated charges at a later date as permitted by SEC rules. The plan of relocation is contingent upon receipt of executed incentives documentation from the State of North Carolina, which is anticipated in the ordinary course.

Additional information regarding the Company’s headquarters relocation is set forth in our press release dated November 29, 2011, a copy of which is filed as exhibit 99.1 hereto and is incorporated by this reference.

Forward Looking Statements. This Item 2.05 contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Any forward-looking statements made in this Item 2.05 and the attached press release speak as of the date made and are not guarantees of future performance or amounts. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, except as may be required by law, the Company undertakes no obligation to update any such statements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

99.1  Press Release dated November 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

Date: November 29, 2011	By:	/s/ James E. Thompson
		Name:	James E. Thompson
		Title:	Senior Vice President, General Counsel and Secretary